UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                  SCHEDULE 14C
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              -------------------

Check the appropriate box:


    [  ] Preliminary information statement


    [ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))


    [ X ] Definitive information statement

                              -------------------

                             HEALTH & LEISURE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              -------------------

Payment of filing fee (Check the appropriate box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

         .......................................................................

    (2) Aggregate number of securities to which transaction applies:

         .......................................................................

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         .......................................................................

    (4) Proposed maximum aggregate value of transaction:

         .......................................................................

    (5) Total fee paid:

         .......................................................................

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

         .......................................................................

    (2) Form, Schedule or Registration Statement No.:

         .......................................................................

    (3) Filing Party:

         .......................................................................

    (4) Date Filed:

         .......................................................................

--------------------------------------------------------------------------------

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                                     OF THE
                       SECURITIES EXCHANGE ACT OF 1934 AND
                           REGULATION 14 C THEREUNDER


                               HEALTH & LEISURE, INC.
                               203 East Broad Street
                                Columbus, Ohio 43215



                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


To the shareholders of Health & Leisure, Inc.:

      This Information Statement is furnished by the Board of Directors of Health & Leisure, Inc., a Delaware corporation (the "Company"), to all holders of capital stock of the Company pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing the stockholders of the Company's proposed corporate actions 1) a ten-for-one reverse stock split of its shares of common stock, 2) an amendment to the Company's articles of incorporation increasing the authorized number of shares of its Common Stock, par value $0.01 per share, from 20,000,000 shares to 50,000,000 shares, 3) to change the corporation's name from Health & Leisure, Inc. to Marketshare Recovery, Inc. and 4)to change the Company's primary business address from 203 East Broad Street Columbus, Ohio 43215 to 95 Broadhollow Road Melville New York, 11747.

     The Company's Board of Directors approved the proposed corporate actions. Our Company thereafter received shareholder approval obtained by written consent ("Shareholders Consents") in lieu of holding a meeting. The Shareholders Consents represent approval by a majority of the outstanding shares of common stock of the Company which is required under Delaware law in order to effect the proposed actions. The proposed actions will be effected on a date which is at least twenty (20) days after the filing and mailing of this definitive Information Statement. This Information Statement will also constitute the notice of Shareholder Consent which the Company is required to provide you under The Delaware General Corporation Law.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 13, 2003 (THE "RECORD DATE") WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 17,325,427 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE VOTED
IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSALS WERE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

     The cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.


     We anticipate that this Information Statement will be mailed on or about August 4, 2003 to all shareholders of the Company as of June 13, 2003.



                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    /s/ Ray Barton
                                    ---------------------
                                    Ray Barton
                                    President

Melville, New York

August 4, 2003

                                TABLE OF CONTENTS
                                -----------------

                                                                       PAGE NO.
                                                                       --------

ABOUT THE INFORMATION STATEMENT...........................................   3

         WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?................   3

         WHO WAS ENTITLED TO VOTE?........................................   3

         WHAT WERE THE BOARD OF DIRECTORS' RECOMMENDATIONS?...............   3

         WHAT VOTE WAS REQUIRED TO APPROVE THE PROPOSALS..................   4

CONSENTING SHAREHOLDERS...................................................   4

STOCK OWNERSHIP...........................................................   5

         BENEFICIAL OWNERS................................................   5

         DIRECTORS AND EXECUTIVE OFFICERS.................................   5

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.............................   6

         EFFECT OF THE REVERSE-STOCK SPLIT................................   6

FORWARD LOOKING STATEMENTS................................................   7

ADDITIONAL INFORMATION....................................................   8

                               HEALTH & LEISURE, INC.
                               203 East Broad Street
                               Columbus, Ohio 43215



                              INFORMATION STATEMENT
                                 August 4, 2003


This Information Statement contains information related to certain corporate actions of Health & Leisure, Inc., a Delaware corporation (the "Company").

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

A majority of the  Company's  shareholders,  entitled to vote,  has approved the
1)the ten-for-one reverse stock split of its shares of common stock, 2) the amendment to the Company's articles of incorporation increasing the authorized number of shares of its Common Stock, par value $0.01 per share, from 20,000,000 shares to 50,000,000 shares, 3) to change the corporation's name from Health & Leisure, Inc. to Marketshare Recovery,
Inc. and 4)to change the Company's primary business address from 203 East Broad Street Columbus, Ohio 43215 to 95 Broadhollow Road Melville, New York,11747.

WHO WAS ENTITLED TO VOTE?

Each outstanding share of common stock as of the close of business on the record date, June 13, 2003, 2003, was entitled to one vote on the matters to be voted upon in regard to the ten-for-one reverse stock split of its shares of common stock, the amendment to the Company's articles of incorporation increasing the authorized number of shares, to change the corporation's name and to change the Company's primary business address. Shareholders owning 9,277,668 shares representing approximately 53.4% of shares entitled to vote have voted in favor of such proposals.


WHAT WAS THE BOARD OF DIRECTORS' RECOMMENDATIONS?

The  Board  of  Directors'   recommendation  is  set  forth  together  with  the
description of the Proposal in this information statement. In summary, the Board recommends a vote:

    o FOR the approval of an amendment to the Company's Certificate of Incorporation to affect a ten-for-one reverse-stock split.


    o FOR the approval of an amendment to the Company's Certificate of Incorporation to increase the Company's authorized common stock to fifty million shares.

    o FOR the approval of an amendment to the Company's Certificate of Incorporation to change the Company's name.

    o FOR the approval of an amendment to the Company's Certificate of Incorporation to change the Company's principal business address.

WHAT VOTE WAS REQUIRED TO APPROVE EACH ITEM?

For the approval of the proposed corporate actions, the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on the record date, or 8,662,714 shares, was required for approval.

                             CONSENTING SHAREHOLDERS

On June 13, 2003, our board of directors unanimously adopted resolutions declaring the advisability of, and recommended that the shareholders approve the ten-for-one reverse stock split of its shares of common stock, the amendment to the Company's articles of incorporation increasing the authorized number of shares, to change the corporation's name and to change the Company's primary business address. In connection with the adoption of these resolutions, the board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce the costs and implement the proposals in a timely manner.

On June 13, 2003, the following Consenting Shareholders, who collectively own approximately 53.4% of our common stock, consented in writing to the proposed Amendment:


      Name                          Shares      Percentage
      ----                          ------      ----------
Robert Feldman                    7,527,668        43.4%
Arthur Aaronson                   1,250,000         7.2%
James S. Koroloff                   500,000         2.8%
                                 ----------       -----
Total                             9,277,668        53.4%
                                 ----------       -----

Under Delaware law, we are required to give all shareholders written notice of any actions that are taken by written consent without a shareholders meeting. Under Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the transactions cannot become effective until 20 days after the mailing date of this Information Statement to our shareholders.

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

   o Advising shareholders of the action taken by written consent, as required by Delaware law; and

   o Giving shareholders advance notice of the actions taken, as required by the Exchange Act

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Delaware law to dissent or require a vote of all our shareholders.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERS

The following table shows persons (other than directors and executive officers) who own beneficially more than five percent (5%) of the Company's issued and outstanding common stock as of June 13, 2003, 2003.

                                     SHARES
                                 BENEFICIALLY         PERCENT
NAME AND ADDRESS                     OWNED           OF CLASS
--------------------------       ------------      -----------



---------------

DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the amount of common stock of the Company beneficially owned by the Company's directors and executive officers and by all directors and executive officers as a group as of June 13, 2003 2003. Unless otherwise indicated,beneficial ownership is direct, and the person indicated has sole voting and investment power. As of June 13, 2003, 2003, the Company had 17,325,427 shares of common stock issued and outstanding.


                                                      SHARES
                                                  BENEFICIALLY         PERCENT
   NAME AND ADDRESS            POSITION               OWNED           OF CLASS
----------------------   ----------------------   ------------      -----------
Robert Feldman           President and Director(1)   7,527,668        43.4%

Arthur Aaronson          Director                    1,250,000         7.2%

James S. Koroloff        Director                      500,000         2.8%

Burton Shildhouse        Director

Donald S. Franklin       Director

Raymond Barton           President                       -0-             -0-

                                                   -------------      ------
All Officers and                                     9,277,668        53.4%
Directors as a Group(6)
-----------------------
(1) Mr. Feldman resigned as President on June 13, 2003 and was replaced by Raymond Barton.

                THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Our board of directors unanimously adopted a resolution that declared the advisability of and recommended that the shareholders approve an amendment to
our   Certificate  of   Incorporation   that  will  implement  a

ten-for-one reverse stock split of its shares of common stock, an amendment to the Company's articles of incorporation increasing the authorized number of shares of its Common Stock, par value $0.01 per share, from 20,000,000 shares to 50,000,000 shares, a change of the corporation's name from Health & Leisure, Inc. to Marketshare Recovery,
Inc. and a change of the Company's primary business address from 203 East Broad Street Columbus, Ohio 43215 to 95 Broadhollow Road Melville, New York,11747.

The proposed changes will hopefully serve to increase the trading price of our common stock, facilitate capital raising activities and better reflect managements operational goals. The Amendments were approved by the written consent of the holders of a majority of our outstanding common stock on June 13, 2003, 2003. The proposed corporate actoins will be implemented by filing the Amendments in the office of the Secretary of State of the State of Delaware.

The Amendments will be filed on August 25, 2003, or as soon thereafter as practicable, and will become effective when filed. When the Amendments becomes effective, it will implement a one-for-ten reverse split of our issued and outstanding common stock our authorized common stock will be increased to fifty million shares, our name will change as will our primary business address. The operative text of the Amendments are as follows:



                                      "FIRST

     Upon the effectiveness of the amendment contained in this Certificate of Amendment (the "Effective Date"), the Corporation formerly named Health & Leisure, Inc. shall hereinafter be called Marketshare Recovery, Inc."


                                      "SECOND

     Upon the effectiveness of the amendment contained in this Certificate of Amendment (the "Effective Date"),the previous primary business address of the Corporation 203 East Broad Street Columbus, Ohio 43215, shall hereinafter be 95 Broadhollow Road Melville, New York 11747.



                                     "THIRD

     Upon the effectiveness of the amendment contained in this Certificate of Amendment (the "Effective Date"), the previously authorized 20,000,000 (twenty million) shares ofcommon stock par value $0.01 shall be increased to 50,000,000 (fifty million) shares of common stock par value $0.10."


                                     "FOURTH

         (b)  Upon  the  effectiveness  of  the  amendment   contained  in  this
Certificate of Amendment (the "Effective Date"), each ten (10) shares of common stock, par value $.01 per share, of the Company's issued and outstanding Common stock at the close of business on the Effective Date shall be converted into one share of fully paid and nonassessable Common stock.

         (c) In lieu of the issuance of any fractional shares that would otherwise result from paragraph (b)above, the Company shall issue to any shareholder that would otherwise receive fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common stock.

         (d) Following the effectiveness of this amendment, certificates representing the shares of Common stock to be outstanding after the Effective Date may be exchanged for certificates now outstanding pursuant to procedures adopted by the Company's board of directors and communicated to those who are to receive new certificates."


EFFECT OF THE REVERSE SPLIT

Any new shares issued in connection with the reverse split will be fully paid and non-assessable. The number of shareholders will remain unchanged. The reverse split will decrease the number of outstanding common shares but will not affect any shareholder's proportionate interest in our Company, except for minor differences resulting from the rounding up of fractional shares. The par value
of our common stock will be adjusted to reflect the stock split.   Therefore,
the reverse split will not affect our total shareholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

While it is expected that the reverse split will result in an increase in the market price of our common stock, there can be no assurance that our common stock will trade at a multiple of ten times our current price, or that any such increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of a reverse split.

The possibility exists that the reduced number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. In addition, the reverse split will increase the number of the shareholders who own odd lots, or less than 100 shares. Shareholders who own odd lots typically find it difficult to sell their shares and frequently find odd lot sales more expensive than round lot sales of 100 shares or more. Consequently, there can be no assurance that the reverse stock split will achieve the desired results outlined above.

After the reverse split, the Company will have issued and outstanding approximately 1,732,543 shares of its common stock, and we will have the corporate authority to issue approximately 48,267,457 shares of authorized but unissued common stock and 3,425,000 shares of preferred stock issued and outstanding and 6,575,000 shares of unissued preferred stock. These authorized and unissued shares may be issued without shareholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our Company. Any decision to issue additional shares will reduce the percentage of our shareholders' equity held by our current shareholders and could dilute our net tangible book value.

We will not become a private Company as a result of the reverse split, and our common stock will continue to be quoted on the OTC: Bulletin Board.




                           FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

                             ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

o   Annual Report for the year ended December 31, 2002 (the "Form 10-KSB");

o   Quarterly Report for the period ended March 30, 2003 (the "Form 10-QSB")

Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at "www.sec.gov." We will mail copies of our prior SEC reports to any shareholder upon written request.


                       BY ORDER OF THE BOARD OF DIRECTORS





                                    /s/ Ray Barton
                                    ---------------------
                                    Ray Barton
                                    President



Melville New York
August 4, 2003




























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